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                                                                  EXHIBIT 10.C



                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the inclusion, in this Post-Effective Amendment No. 5 to the Registration Statement under the Securities Act of 1933, as amended, filed on Form N-4 (File No. 33-65512) for the Providentmutual Variable Annuity Separate Account, of the following reports:


        1. Our report dated February 4, 1998 on our audits of the financial statements of Providentmutual Life and Annuity Company of America as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997.

        2. Our report dated March 4, 1998 on our audits of the financial statements of Providentmutual Variable Annuity Separate Account (comprising thirty-three subaccounts) as of December 31, 1997, and the related statements of operations for the year then ended and the statements of changes in net accets for each of the two years in the period then ended.


        We also consent to the reference to our Firm under the caption
"Experts".


COOPERS & LYBRAND, L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 30, 1998